As filed with the Securities and Exchange Commission on April 3, 2002
File No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

 FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AVADO BRANDS, INC.
(Exact Name of Issuer as Specified in its Charter)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	59-2778983 (I.R.S. Employer Identification Number)

Hancock at Washington
Madison, Georgia  30650
(706) 342-4552
(Address and Telephone Number of Issuer's Principal Executive Offices)

 The Hops Operating Partner Equity Investment Plan
(Full Title of the Plan)

Mitch Blocher
Vice President, Financial Reporting and Compliance and Assistant Treasurer
Hancock at Washington
Madison, Georgia  30650
(706) 342-4552
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

 Copies to:
Larry D. Ledbetter, Esq.
KILPATRICK STOCKTON LLP
1100 Peachtree Street, N.E., Suite 2800
Atlanta, Georgia 30309-4530
(404) 815-6500
(404) 815-6555 (fax)

 Calculation of Registration Fee

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	1,750,000 shares	$0.40	$700,000	$64.40

(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan described herein (the “Plan”).
(2)   Pursuant to Rule 416 under the Securities Act, this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends, or similar transactions.

(3)   Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of Avado Brands, Inc. common stock on the OTC Bulletin Board on March 27, 2002.

PART I.          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.          PLAN INFORMATION*.

ITEM 2.          REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
                         INFORMATION*.

                                *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II.         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

                        The following documents filed with the Securities and Exchange Commission are incorporated by reference into this registration statement (the “Registration Statement”) and are deemed to be a part hereof from the date of the filing of such documents:

(1)	Form 10-K of the Registrant (“Avado”) filed as of April 1, 2002 (Commission File Number 000-19542).
(2)

The description of the Common Stock as contained in Avado’s Registration Statement on Form 8-A dated September 23, 1991 filed under Section 12 of the Securities Exchange Act of 1934, as amended, including all amendments or reports filed for the purpose of updating such description.

(3)

All other documents subsequently filed by the registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities that remain unsold.

            Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.          DESCRIPTION OF SECURITIES.

                        Not Applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                        Not Applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Under Section 14-2-202 of the Georgia Business Corporation Code (the "Code"), as amended, a corporation’s articles of incorporation may eliminate or limit the liability of a director to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability for:  (a) any appropriation, in violation of his or her duties, of any business opportunity of the corporation; (b) acts or omissions which involve intentional misconduct or a knowing violation of law; (c) the types of liability set forth in Code Section 14-2-832; or (d) any transaction from which the director received an improper personal benefit (the “Non-Excludable Liabilities”), provided that no such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.  The Restated Articles of Incorporation of Avado (the “Articles”) provide that no director shall be personally liable to the corporation or its shareholders for monetary damages for breach of the duty of care or any other duty as a director, except that such liability shall not be eliminated with respect to the Non-Excludable Liabilities.

                   The Code authorizes or, under certain circumstances, requires a corporation to indemnify an individual who is a party to a proceeding because he or she is or was a director or officer, against liability, expenses or both incurred in connection with the proceeding, subject to certain conditions. Avado’s Amended and Restated Bylaws (the “Bylaws”) provide for indemnification rights for directors and officers. The following is a summary of the material provisions of Article Eight of the Bylaws.

                   Article 8.1 requires Avado to indemnify and hold harmless any director who was or is a party, or is threatened to be made a party, to any threatened, pending or completed civil, criminal, administrative, or investigative action, suit, or proceeding, including any action or suit by or in the right of Avado (each, a “Proceeding”), by reason of the fact that such person was or is a director, officer, employee, or agent of Avado, against any judgment, settlement, penalty, fine, or reasonable expenses incurred with respect to the Proceeding, except in connection with Non-Excludable Liabilities.  Directors are also entitled to have Avado advance any such expenses prior to final disposition of the Proceeding, upon an undertaking to repay Avado if it is ultimately determined that they are not entitled to indemnification.

                   Article 8.2 of the Bylaws provides that the Board of Directors has the power to extend to officers, employees, and agents of Avado all or any part of the indemnification permitted for such persons by the Code.  The Board of Directors has extended indemnification rights to all of Avado’s executive officers.

                   Avado, upon authorization of the Board of Directors, has the power to enter into an agreement or agreements providing indemnification rights pursuant to Article Eight to any person who was or is a director or officer of Avado.  Avado has entered into indemnification agreements with its directors and executive officers.

                   Article 8.3 of the Bylaws requires Avado to indemnify any director, and authorizes the Board of Directors to cause Avado to indemnify any officer, who is serving at Avado’s request as a director or officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, subject to the conditions, limitations, and obligations specified for indemnification of such persons for liabilities in connection with service directly to Avado.

                   Article 8.6 of the Bylaws provides that Avado has the power to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against such person or incurred by such person in any such capacity, whether or not Avado has the power to indemnify such person against such liability under Article Eight.

                   Under the Code, a corporation may purchase and maintain insurance on behalf of an individual who is a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to him or her against the same liability.  Avado has purchased and maintains directors and officers’ liability insurance coverage.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                        Not Applicable.

ITEM 8.          EXHIBITS.

                        The exhibits included as part of this Registration Statement are as follows:

Exhibit Number                                                Description

4.1	Restated Articles of Incorporation of Avado (incorporated herein by reference to Current Report on Form 8-K of Avado, filed as of October 13, 1998, Commission File No. 000-19542)
4.2	Amended and Restated Bylaws of Avado (incorporated herein by reference to Exhibit 3.2 of Registration Statement of Avado on Form S-1, Commission File No. 33-42662)
4.3	The Hops Operating Partner Equity Investment Plan
23.1	Consent of KPMG LLP
24.1	Power of Attorney (see signature page)

ITEM 9.          UNDERTAKINGS

                        The undersigned registrant (“Registrant”) hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Georgia, on this 1st day of April, 2002.

Avado Brands, Inc.
(Registrant)

By:    /s/ Mitchell Blocher
Mitchell Blocher
Vice President, Financial Reporting and
Compliance and Assistant Treasurer

POWER OF ATTORNEY

            Each person whose signature appears below hereby constitutes and appoints Tom E. DuPree, Jr. and Mitchell Blocher and either of them, his or her true and lawful attorney-in-fact with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

  /s/ Tom E. DuPree, Jr.                                                                /s/ William V. Lapham
Tom E. DuPree, Jr.                                                                 William V. Lapham
Chairman of the Board and                                                      Director
Chief Executive Officer                                                            Date: April 1, 2002
(Principal Executive, Financial and
Accounting Officer)
Date: April 1, 2002

  /s/ Margaret E. Waldrep                                                              /s/ Robert Sroka
Margaret E. Waldrep                                                               Robert Sroka
Chief Administrative Officer and                                               Director
Director                                                                                   Date: April 1, 2002
Date: April 1, 2002

Jerome Atkinson                                                                      Emilio Alvarez-Recio
Director                                                                                   Director
Date: April 1, 2002                                                                  Date: April 1, 2002

            Pursuant to the requirements of the Securities Act of 1933, the persons who administer the employee benefit plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on April 1, 2002.

                                    The Hops Operating Partner Equity Investment Plan

By:       /s/ Katherine Asturias
                                       Katherine Asturias, Plan Administrator

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit Number                                              Description

4.1	Restated Articles of Incorporation of Avado (incorporated herein by reference to Current Report on Form 8-K of Avado, filed as of October 13, 1998, Commission File No. 000-19542)
4.2	Amended and Restated Bylaws of Avado (incorporated herein by reference to Exhibit 3.2 of Registration Statement of Avado on Form S-1, Commission File No. 33-42662)
4.3	The Hops Operating Partner Equity Investment Plan
23.1	Consent of KPMG LLP
24.1	Power of Attorney (see signature page)